UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

58 West Buffalo Road, Suite 200
Chandler, AZ 85225
 (Address of principal executive offices) (zip code)

(866) 622-4261
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 21, 2015, the board of directors of Mobivity Holdings Corp. (the “Company”) appointed William Van Epps to serve as executive chairman of the Company.   In connection with the appointment, the Company entered into an employment agreement dated January 19, 2015 with Mr. Van Epps.  Dennis Becker will continue to serve as chief executive officer.

 Pursuant to his employment agreement, the Company has agreed to pay Mr. Van Epps a base salary $310,000, subject to annual review by the board.   The Company has also agreed to pay Mr. Van Epps a signing bonus of 50,000 shares of the Company’s common stock.  Mr. Van Epps will eligible for annual performance bonuses of up to 100% of his base salary for meeting key performance requirements, quotas, and assigned objectives determined annually by the board.  Pursuant to his employment agreement with the Company, Mr. Van Epps is eligible to participate in all benefits, plans, and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of Company.   Mr. Van Epps’ employment agreement contains standard provisions concerning noncompetition, nondisclosure and indemnification.

Pursuant to Mr. Van Epps’ employment agreement, the Company has granted Mr. Van Epps an option to purchase 900,000 shares of Company common stock, over a five year period from the date of grant, at an exercise price of $1.28 per share.   The options will vest and first become exercisable at the rate of 1/48th per month over a 48 month period commencing on the date of grant.  Mr. Van Epps’ options shall otherwise be on terms and conditions contained in the Company’s current equity incentive plan.

In the event Mr. Van Epps’ employment with the Company is terminated by the Company without cause, the Company shall pay Mr. Van Epps, in addition to all other amounts then due and payable, 12 additional monthly installments of his base salary.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 21, 2015, the board of directors of the Company appointed William Van Epps to serve as executive chairman of the Company.  The board of directors of the Company also approved the employment agreement between the Company and Mr. Van Epps, which is described in Item 1.01 above.  Mr. Van Epps has served as a member of the board of directors of the Company since October 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY CORP.
January 27, 2015	By:	/s/ Dennis Becker
Dennis Becker, Chief Executive Officer